EXHIBIT  10.29

                              APPROVAL AND RELEASE

This Approval and Release (this "AGREEMENT") is dated December 31, 2003 by the undersigned (the "NOTEHOLDER") and CT Holdings, Inc., a Delaware corporation (the "COMPANY")

                                    RECITALS

     A. In order to continue the Company's business, the Company has been attempting to raise badly-needed additional capital for several years. The Noteholder has in the past loaned funds to the Company in the amount of $290,466, including the original principal amount of $225,796 and accrued interest of $64,670 (the "Company Debt") and received loans from the Company in the amount of $680,000, including the original principal amount of $600,000 and accrued interest of $80,000 (the "Noteholder Debt"). The Company is in default in its payment obligations under Company Debt, and the Company does not have sufficient funds to repay the Company Debt. In the event the Noteholder attempted to collect on the Company Debt, the Company might face bankruptcy and the Company's equity holders would face substantial or total dilution of their interests.

     B. In order to continue the Company's business and induce the Noteholder to refrain from collection efforts on the Company Debt owed to the Noteholder, the Company has agreed with the Noteholder to forgive the Noteholder Debt owed to the Company in exchange for the forgiveness of the Company Debt owed to the Noteholder.

     C. The Company further believes that in light of the Company's financial position and current market conditions, although the forgiveness of the Noteholder Debt will result in the Company not receiving funds, the forgiveness of the Company Debt owed to the Noteholder in exchange for the forgiveness of the Company Debt owed to the Noteholder is (i) in the best interests of the Company and its shareholders and creditors, (ii) essential for the continued survival of the Company, and (iii) are fair and reasonable and in the best interests of all of the Company and all of its shareholders and creditors.

     D. The Noteholder, by signing below, acknowledges this compromise, approves its terms, and waives any potential claim the Noteholder may make as a result of it, and thereby accepts the terms of the forgiveness of the Noteholder Debt and the Company Debt as a full compromise and settlement of the Noteholder's rights and interests as holder of the Company Debt. The Company, by signing below, acknowledges this compromise, approves its terms, and waives any potential claim the Company may make as a result of it, and thereby accepts the terms of the forgiveness of the Noteholder Debt and the Company Debt as a full compromise and settlement of the Company's rights and interests as holder of the Noteholder Debt.

     E. In order to facilitate the forgiveness of the Company Debt and the Noteholder Debt, the Noteholder and the Company desire to execute this Agreement and agree to the terms and conditions hereof.


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                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Noteholder and Company hereby agrees as follows:

     1.     Approval of Forgiveness of Company Debt and Noteholder Debt.  By the
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signature  set  forth  below,  the Noteholder and Company hereby (i) approve and agree to the forgiveness of the Company Debt and the Noteholder Debt, and the transactions contemplated hereby, and (ii) acknowledge that the forgiveness of the Company Debt and Noteholder Debt provides substantial benefit to the Noteholder and the Company and constitutes the legal and valid consideration for this Agreement.

     2.     Noteholder Releases  of Claims.  The Noteholder, on behalf of itself
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and  its  spouse,  partners,  members,  affiliates,  officers,  shareholders, employees, transferees, successors, heirs, devisees and assigns, individually and derivatively (in the name of the Company) hereby knowingly, voluntarily, irrevocably and unconditionally, waives and releases the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, agents, directors, officers, employees, shareholders, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (the "Company Parties"), from or for any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, suits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts, and expenses of any nature whatsoever in any way relating to or arising out of the Company Debt and the transactions contemplated hereby, in law, in equity or otherwise, which the Noteholder, its heirs or assigns had or have by reason of any fact, matter, cause or thing whatsoever existing on or prior to the date hereof, and the Noteholder agrees that the Noteholder will not in the future participate in any lawsuit, action, charge or claim related thereto.

     3.     Company Releases of Claims. The Company, on behalf of itself and the
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Company  Parties hereby knowingly, voluntarily, irrevocably and unconditionally, waives and releases the Noteholder, its spouse, partners, members, affiliates, officers, shareholders, employees, transferees, successors, heirs, devisees and assigns, attorneys, and all persons acting by, through, under or in concert with any of them, from or for any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, suits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts, and expenses of any nature whatsoever in any way relating to or arising out of the Noteholder Debt and the transactions contemplated hereby, in law, in equity or otherwise, which the Company Parties had or have by reason of any fact, matter, cause or thing whatsoever existing on or prior to the date hereof, and the Company agrees that the Company and the Company Parties will not in the future participate in any lawsuit, action, charge or claim related thereto.

IN WITNESS WHEREOF, the Noteholder and the Company have executed this Agreement as of the date first set forth above.

                                   "NOTEHOLDER"

                                   /s/  STEVEN  B.  SOLOMON
                                   (Signature)
                                   Steven  B.  Solomon
                                   (Print  name  of  Noteholder)

                                   CT  HOLDINGS,  INC.

                                   By:
                                   Name:     _________________________
                                   Title:     _________________________



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